EXHIBIT 10.3

INSMED INCORPORATED

RESTRICTED UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
2000 STOCK INCENTIVE PLAN

Name of Grantee:

Number of Restricted Stock Units:

Grant Date:

Pursuant to the Insmed Incorporated Amended and Restated 2000 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Insmed Incorporated (the “Company”) hereby grants an award of                   restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the Grantee named above.  The RSU Award shall be referred to herein as the “Award.”  Upon acceptance of this Award, the Grantee shall receive the number of Restricted Stock Units specified above, subject to the restrictions and conditions set forth herein and in the Plan.

If and to the extent that this Award Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Grantee and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Award Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

1.           Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement.

2.           Restrictions and Conditions on Award.  Restricted Stock Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting, and shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.

3.           Timing and Form of Payout of Restricted Stock Units.  As soon as practicable (but in no event later than 30 days) following the applicable Vesting Date, the vested Restricted Stock Units will be paid to the Grantee in a lump sum cash payment equal to the Fair Market Value of the shares of Stock underlying the Restricted Stock Units as of the applicable Vesting Date.  Notwithstanding the foregoing, if, following the Grant Date, the shareholders of the Company approve an amendment to the Plan increasing the maximum aggregate number of shares of Stock that may be issued under the Plan to a number of shares of Stock sufficient to allow for the payment in full of the vested Restricted Stock Units in shares of Stock hereunder as well as under all other awards containing substantially similar terms and conditions as those set forth herein, then, at the Administrator’s discretion, the vested Restricted Stock Units may be paid out in either (a) shares of Stock, (b) a cash payment equal to the Fair Market Value of the shares of Stock underlying the Restricted Stock Units as of the applicable Vesting Date, or (c) a combination of (a) and (b), as soon as practicable (but in no event later than 30 days) following the applicable Vesting Date.

4.           Vesting of Award.  The restrictions and conditions in Section 2 of this Agreement shall lapse on the date or dates specified in this Section 4, so long as the Grantee remains an employee of the Company or its Affiliates on such Vesting Date (defined below), subject to Section 6 below.  Except as set forth in Section 5 below, the Award shall vest  in accordance with the schedule set forth below.

Percentage of Award Vested	Vesting Date

33 1/3%	First Anniversary of the Grant Date
33 1/3%	Second Anniversary of the Grant Date
33 1/3%	Third Anniversary of the Grant Date

Except as otherwise provided in Sections 5 and 6 of this Agreement, the Grantee shall forfeit any unvested portion of the Award in the event the Grantee’s employment is terminated prior to the Vesting Date.

Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.

5.           Change in Control.  In the event of a Change in Control of the Company, fifty percent (50%) the unvested portion of the RSU Award, to the extent not previously forfeited or cancelled, shall immediately vest as of the date of such Change in Control.

6.           Termination of Employment.  Except as otherwise provided herein, any unvested portion of Award shall be forfeited without payment of consideration upon the termination of the Grantee’s employment with the Company or its Affiliates for any reason, except as otherwise provided in the Section 6.  Notwithstanding the foregoing, upon the Grantee’s death (while an active employee of the Company or its Affiliates), the Award, to extent not previously forfeited or cancelled, shall immediately vest as of the date of the Grantee’s death.

7.           Voting Rights and Dividends.  If and until such time as Restricted Stock Units are paid out in shares of Stock (if at all), the Grantee shall not have voting rights.  However, all dividends and other distributions paid with respect to the Restricted Stock Units shall accrue and shall be converted to additional Restricted Stock Units based on the closing price of the Stock on the dividend distribution date.  Such additional Restricted Stock Units shall be subject to the same restrictions on transferability as are the Restricted Stock Units with respect to which they were paid.

8.           Change in Capital Structure.  The terms of these Restricted Stock Units shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

9.           Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section III of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein, provided that, as used herein, the term Administrator shall mean the Committee.

10.           Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

11.           Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

12.           No Obligation to Continue Employment.  Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee at any time.

13.           Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

INSMED INCORPORATED

By:
Name:	Andrew Drechsler
Title:	Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature